As filed with the Securities and Exchange Commission on May 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gritstone bio, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4859534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5959 Horton Street, Suite 300 Emeryville, California 94608	94608
(Address of Principal Executive Offices)	(Zip Code)

2021 Employment Inducement Incentive Plan

(Full Title of the Plan)

Andrew Allen, M.D., Ph.D.

President and Chief Executive Officer

Gritstone bio, Inc.

5959 Horton Street, Suite 300

Emeryville, California 94608

(510) 871-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Cuneo, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021 (File No. 333-255847) (the “Original Registration Statement”), Gritstone bio, Inc. (the “Registrant”) registered 790,400 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the 2021 Employment Inducement Incentive Plan (the “2021 Plan”). The Registrant is hereby registering an additional 700,000 shares of Common Stock issuable under the 2021 Plan which shares are now available for grant.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated by reference in this registration statement on Form S-8.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1(a)	Amended and Restated Certificate of Incorporation.	8-K	10-2-18	3.1

4.2(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	5-6-21	3.1

4.2	Amended and Restated Bylaws.	8-K	5-6-21	3.2

4.3	Form of Common Stock Certificate.	S-1/A	9-17-18	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(a)#	2021 Employment Inducement Incentive Plan.	S-8	5-6-21	99.1

99.1(b)#	Form of Stock Option Agreement under the 2021 Employment Inducement Incentive Plan.	S-8	5-6-21	99.2

99.1(c)#	Form of Restricted Stock Unit Award Agreement under the 2021 Employment Inducement Incentive Plan.	S-8	5-6-21	99.3

99.1(d)#	Form of Stock Award Agreement under the 2021 Employment Inducement Incentive Plan.	S-8	5-6-21	99.4

107	Filing Fee Table				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Emeryville, California, on this 9th day of May, 2022.

Gritstone bio, Inc.

By:	/s/ Andrew Allen
Andrew Allen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrew Allen, M.D., Ph.D., Vassiliki Economides and Rahsaan Thompson and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Allen	President, Chief Executive Officer and Director	May 9, 2022
Andrew Allen, M.D., Ph.D.	(Principal Executive Officer)

/s/ Vassiliki Economides	Chief Financial Officer	May 9, 2022
Vassiliki Economides	(Principal Financial Officer)

/s/ James Cho	Chief Accounting Officer	May 9, 2022
James Cho	(Principal Accounting Officer)

/s/ Elaine Jones	Chairperson of Our Board of Directors	May 9, 2022
Elaine Jones, Ph.D.

/s/ Clare Fisher	Director	May 9, 2022
Clare Fisher

/s/ Steve Krognes	Director	May 9, 2022
Steve Krognes

/s/ Naiyer A. Rizvi	Director	May 9, 2022
Naiyer A. Rizvi, M.D.

/s/ Richard Heyman	Director	May 9, 2022
Richard A. Heyman, Ph.D.

/s/ Shefali Agarwal	Director	May 9, 2022
Shefali Agarwal, M.D., M.P.H.